SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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AVIGEN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVIGEN, INC.
1301 Harbor Bay Parkway
Alameda, California 94502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ofAVIGEN, INC., a Delaware corporation. The meeting will be held on Thursday, May 22, 2003 at 10:00 a.m. local time at the offices of Avigen, 1301 Harbor Bay Parkway, Alameda, California 94502, for the following purposes:

(1)	To elect two (2) Class II directors to hold office until the 2006 Annual Meeting of Stockholders.

(2)	To ratify the selection of Ernst & Young LLP as Avigen’s independent auditors for its fiscal year ending December 31, 2003.

(3)	To conduct any other business properly brought before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The record date for the Annual Meeting is April 10, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors Thomas J. Paulson Secretary

Alameda, California
April 17, 2003

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

AVIGEN, INC.
1301 Harbor Bay Parkway
Alameda, California 94502

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

May 22, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Avigen, Inc. is soliciting your proxy to vote at Avigen’s 2003 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.

     Avigen intends to mail this proxy statement and accompanying proxy card on or about April 17, 2003 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

     Only stockholders of record at the close of business on April 10, 2003 will be entitled to vote at the Annual Meeting. On this record date, there were 20,124,765 shares of common stock outstanding and entitled to vote.

     Stockholder of Record: Shares Registered in Your Name

     If on April 10, 2003 your shares were registered directly in your name with Avigen’s transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

     If on April 10, 2003 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

     There are two matters scheduled for a vote:

  Election of two Class II directors; and

  Ratification of Ernst & Young LLP as Avigen’s independent auditors for its fiscal year ending December 31, 2003.

How do I vote?

     You may either vote “For” all the nominees to the Board of Directors or you may withhold your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

     Stockholder of Record: Shares Registered in Your Name

     If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card or over the telephone or by Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2003 to be counted.

  To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on May 21, 2003 to be counted.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank

     If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Avigen. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

     On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2003.

What if I return a proxy card but do not make specific choices?

     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” the ratification of Ernst & Young LLP as Avigen’s independent auditors for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (i.e., one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

     We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

     If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

     Yes. You may revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  You may submit another properly completed proxy card with a later date.

  You may send a written notice that you are revoking your proxy to Avigen’s Secretary at 1301 Harbor Bay Parkway, Alameda, California 94502.

  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s Annual Meeting?

     To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 18, 2003, to Avigen’s Secretary at 1301 Harbor Bay Parkway, Alameda, California 94502. If you wish to bring a proposal before the stockholders at next year’s annual meeting that is not included in next year’s proxy materials, you must notify Avigen’s Secretary, in writing, not later than the close of business on March 23, 2004, nor earlier than the close of business on February 22, 2004. We also advise you to review Avigen’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you do not comply with these requirements, you will not be able to make a stockholder proposal or director nomination at the Annual Meeting.

How are votes counted?

     Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

  For the election of directors, the two (2) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect.

  To be approved, Proposal No. 2, ratification of Ernst & Young LLP as Avigen’s independent auditors for its fiscal year ending December 31, 2003, must receive a “For” vote from the majority of shares present in person or represented by proxy and entitled to vote. Abstentions will be counted toward the tabulation of votes cast on this proposal and each abstention will have the same effect as an “Against” vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 20,124,765 shares outstanding and entitled to vote.

     Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

     Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Avigen’s quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

     Avigen’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

     The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of Avigen who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Class II Directors

Philip J. Whitcome, Ph.D.

     Philip J. Whitcome, Ph.D., 54, has served as a director of Avigen since December 1992. In April 1995, Dr. Whitcome was elected Chairman of the Board and from March 1996 to December 1996 he served as acting Chief Financial Officer. From 1988 to 1994, Dr. Whitcome was President and Chief Executive Officer of Neurogen

Corporation, a biopharmaceutical company. From 1981 to 1988, Dr. Whitcome was employed at Amgen Inc., a biopharmaceutical company, including service as Director of Strategic Planning. Prior to joining Amgen, he served as Manager of Corporate Development for Medical Products at Bristol-Myers Squibb Company, a pharmaceutical and healthcare products company, and held research and marketing management positions with the Diagnostics Division of Abbott Laboratories, a pharmaceutical and medical products company. Dr. Whitcome holds a Ph.D. in Molecular Biology from the University of California at Los Angeles, an M.B.A. from the Wharton School at the University of Pennsylvania and a B.S. in Physics from Providence College.

John K.A. Prendergast, Ph.D.

     John K.A. Prendergast, Ph.D., 49, is a co-founder of Avigen and has served as a director of Avigen since December 1992. Since 1993, he has served as President of SummerCloud Bay Inc., a consulting firm providing services to the biotechnology industry. From December 1992 to March 1996, Dr. Prendergast served as a Vice President and the Treasurer of Avigen. Dr. Prendergast is a co-founder and director of AVAX Technologies, Inc. and Palatin Technologies, Inc. (“Palatin”), both of which are biopharmaceutical companies. Dr. Prendergast is currently chairman of the board of directors of Palatin and is currently serving as the executive chairman of the board of directors of DGI BioTechnologies, Inc., a privately held biopharmaceutical company. Dr. Prendergast received M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE  IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS

Class III Directors

John Monahan, Ph.D.

     John Monahan, Ph.D., 56, has served as President, Chief Executive Officer and a director of Avigen since its inception in 1992. Prior to joining Avigen, Dr. Monahan was Vice President of Research and Development at Somatix Therapy Corporation, a gene therapy company, from 1989 to 1992, where he was responsible for the initiation and development of all research programs. From 1983 to 1988, he was Director of Molecular and Cell Biology at Berlex Laboratories, a pharmaceutical company. From 1981 to 1983, he was Group Research Chief at Hoffmann-LaRoche, a pharmaceutical company. Dr. Monahan received his Ph.D. in Biochemistry from McMaster University, Hamilton, Canada and his B.S. in Science from University College, Dublin, Ireland.

Daniel Vapnek, Ph.D.

     Daniel Vapnek, Ph.D., 64, has served as a director of Avigen since February 2002. Dr. Vapnek is currently an adjunct professor at the University of California, Santa Barbara. From 1981 through 1999, Dr. Vapnek held various senior research positions at Amgen Inc., a biopharmaceutical company, including Senior Vice President, Research from 1988 to 1996 and Senior Consultant from 1996 to 1999. Prior to joining Amgen, Dr. Vapnek held various professorial positions at the University of Georgia from 1972 to 1981, including Professor of Molecular and Population Genetics, and served as a research associate at the Yale University School of Medicine from 1970 to 1972. Dr. Vapnek is CEO and chairman of the board of directors of Protein Pathways, Inc. and is a director of BioArray Solutions, Inc., both of which are privately held biotechnology companies. Dr. Vapnek received a Ph.D. in Microbiology and a B.S. in Zoology from the University of Miami.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS

Class I Directors

Zola Horovitz, Ph.D.

     Zola Horovitz, Ph.D., 68, has served as a director of Avigen since November 1994. Dr. Horovitz has been an independent consultant to pharmaceutical and biotechnology companies since May 1994. From 1991 to May 1994, Dr. Horovitz served as Vice President, Business Development and Planning and from 1990 to 1991 as Vice

President, Licensing at Bristol-Myers Squibb Company, a pharmaceutical and healthcare products company. Prior to this, Dr. Horovitz served from 1959 through 1989 in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison, Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D. Dr. Horovitz currently serves on the board of directors of BioCryst Pharmaceuticals, Inc., Diacrin, Inc., Genaera Corporation, Palatin Technologies, Inc., DOV Pharmaceutical Inc. and Paligent Inc., all of which are biotechnology companies. From 1975 through 1993 Dr. Horovitz served on the Scientific Advisory Council at Princeton University and from 1976 through 1989 he served on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. and an M.S. in Pharmacology and a B.S. in Pharmacy from the University of Pittsburgh.

Yuichi Iwaki, M.D., Ph.D.

     Yuichi Iwaki, M.D., Ph.D., 53, has served as a director of Avigen since November 1994. Since September 2000, Dr. Iwaki has served as the chairman of the board of directors of MediciNova, Inc., a private, developmental stage pharmaceutical company. Since 1992, Dr. Iwaki has held three professorships at the University of Southern California School of Medicine in the Departments of Urology, Pathology and Surgery, and currently serves as Director of the Transplantation Immunology and Immunogenetic Laboratory. In addition, he holds visiting professorships at the University of California, Irvine, School of Medicine, Nihon University School of Medicine in Japan. Prior to joining the University of Southern California School of Medicine faculty in 1992, Dr. Iwaki held professorships at the University of Pittsburgh in the Departments of Surgery and Pathology from 1989 through 1991 and was the director of the transplantation laboratory. Dr. Iwaki received an M.D. and a Ph.D. from Sapporo Medicine School in Sapporo, Japan.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2002, the Board of Directors held four meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with Avigen’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, oversees the independence of the independent auditors, evaluates the independent auditors’ performance, and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is presently composed of three non-employee directors: Drs. Horovitz, Iwaki and Prendergast. It met eight times during the fiscal year and did not act by unanimous written consent.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Avigen’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is presently composed of three outside directors: Drs. Horovitz, Prendergast and Vapnek. It met one time during the fiscal year and did not act by unanimous written consent.

     The Board has no standing Nominating Committee or any committee performing similar functions of such a committee.

     During the fiscal year ended December 31, 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

     The Audit Committee of the Board of Directors for the fiscal year ended December 31, 2002 consisted of Drs. Horovitz, Iwaki and Prendergast. All members of Avigen’s Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee is governed by a written Audit Committee Charter approved by the Board, a copy of which is attached as Appendix A to these proxy materials.

     The Audit Committee oversees Avigen’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in Avigen’s Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Avigen’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Avigen including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

     The Audit Committee discussed with Avigen’s independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of Avigen’s internal controls and the overall quality of Avigen’s financial reporting. The Audit Committee held eight meetings during the fiscal year ended December 31, 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Avigen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as Avigen’s independent auditors for the fiscal year ending December 31, 2003.

AUDIT COMMITTEE John K.A. Prendergast, Ph.D., Chairman Zola Horovitz, Ph.D. Yuichi Iwaki, M.D., Ph.D.

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Avigen under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee has selected Ernst & Young LLP as Avigen’s independent auditors for the fiscal year ending December 31, 2003 and the Board has further directed that management submit the selection of its independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited Avigen’s financial statements since its inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as Avigen’s independent auditors is not required by Avigen’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Avigen and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and each abstention will have the same effect as an “Against” vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

Independent Auditor Fee Information

     AUDIT FEES.The aggregate fees billed by Ernst & Young LLP for the audit of Avigen’s financial statements, review of Avigen’s interim financial statements, and services provided in connection with statutory and regulatory filings, were $116,000 for the year ended December 31, 2002 and $74,780 for the six-month transition period ended December 31, 2001.

     AUDIT-RELATED FEES.During the fiscal year ended December 31, 2002 and during the six-month transition period ended December 31, 2001, no fees were billed by Ernst & Young LLP for employee benefit plan audits, due diligence related to M&A deals, accounting assistance and audits in connection with M&A deals, internal control reviews attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

     TAX FEES.The aggregate fees billed by Ernst & Young LLP in relation to the preparation and review of Avigen’s income tax returns and for general tax advice and planning were $25,750 for the year ended December 31, 2002 and $21,500 for the six-month transition period ended December 31, 2001.

     ALL OTHER FEES.Ernst & Young LLP did not provide any other services to Avigen during fiscal year ended December 31, 2002, nor did it provide any other services to Avigen during the six-month transition period ended December 31, 2001.

     The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditor’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Avigen’s common stock as of March 15, 2003 (except as noted): (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Avigen as a group; and (iv) all those known by Avigen to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)

Beneficial Owner	Number of Shares	Percent of Total

Directors and Executive Officers
John Monahan, Ph.D. (2)	477,674	2.34%
Kenneth G. Chahine, Ph.D. (3)	180,936	*
Thomas J. Paulson (4)	235,795	1.16%
Alan McClelland, Ph.D. (5)	179,530	*
Frederick A. Johnson, Ph.D. (6)	74,528	*
Philip J. Whitcome, Ph.D. (7)	654,932	3.15%
Zola Horovitz, Ph.D. (8)	55,965	*
Yuichi Iwaki, M.D., Ph.D. (9)	225,345	1.12%
John K.A. Prendergast, Ph.D. (10)	106,108	*
Daniel Vapnek, Ph.D. (11)	4,950	*
All executive officers and directors as a group (9 persons) (12)	1,956,705	9.06%

5% Stockholders
Dimensional Fund Advisors Inc. (13)	1,402,815	6.97%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Pictet Funds-BIOTECH (14)	1,182,826	5.86%
1, boulevard Royal
Boîte postale 687
L-2016 Luxembourg
Europe
Adage Capital Partners, L.P. (15)	1,023,876	5.09%
200 Clarendon Street, 52nd Floor
Boston, MA 02116

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Avigen believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,124,765 shares outstanding on March 15, 2003, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Avigen at the address on the first page of this proxy statement.

(2)	Includes 257,500 shares issuable upon the exercise of options held by Dr. Monahan that are exercisable within 60 days of the date of this table. Also includes 104,522 shares held in the name of Dr. Monahan’s former spouse and for which Dr. Monahan has voting rights.

(3)	Includes 173,436 shares issuable upon the exercise of options held by Dr. Chahine that are exercisable within 60 days of the date of this table.

(4)	Includes 212,540 shares issuable upon the exercise of options held by Mr. Paulson that are exercisable within 60 days of the date of this table. Also includes 1,000 shares held in the name of Mr. Paulson’s wife.

(5)	Consists solely of shares issuable upon the exercise of options held by Dr. McClelland that are exercisable within 60 days of the date of this table. Dr. McClelland served as Vice President, Research and Development since 1998 and resigned from Avigen in February 2003.

(6)	Consists solely of shares issuable upon the exercise of options held by Dr. Johnson that are exercisable within 60 days of the date of this table. Dr. Johnson served as Vice President, Operations since 2000 and resigned from Avigen in February 2003.

(7)	Includes 637,745 shares issuable upon the exercise of options held by Dr. Whitcome that are exercisable within 60 days of the date of this table. Also includes 17,187 shares of common stock held by the Whitcome Family Trust. Dr. Whitcome is a trustee of the Whitcome Family Trust and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)	Consists solely of shares issuable upon the exercise of options held by Dr. Horovitz that are exercisable within 60 days of the date of this table.
(9)	Includes 36,250 shares issuable upon the exercise of options held by Dr. Iwaki that are exercisable within 60 days of the date of this table, as well as 148,371 shares of common stock and warrants to purchase 997 shares of common stock held by the Iwaki Family Limited Partnership. Dr. Iwaki is a partner of the Iwaki Family Limited Partnership and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Dr. Iwaki also holds 3,643 of such shares with his wife. Also includes warrantsto purchase 36,084 shares of common stock held by Iwaki & Associates. Dr. Iwaki is a partner of Iwaki &Associates and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)	Includes 47,500 shares issuable upon the exercise of options held by Dr. Prendergast that are exercisable within 60 days of the date of this table.
(11)	Consists solely of shares issuable upon the exercise of options held by Dr. Vapnek that are exercisable within 60 days of the date of this table.
(12)	Includes an aggregate of 1,477,967 shares issuable upon exercise of options and warrants which executive officers and directors of Avigen have the right to acquire within 60 days of the date of this table. Due to Dr. McClelland’s and Dr. Johnson’s resignations from Avigen in February 2003, such number does not include shares held by either Dr. McClelland or Dr. Johnson, nor does such number include any shares issuable upon the exercise of options held by either Dr. McClelland or Dr. Johnson that are exercisable within 60 days of the date of this table.

(13)	Based upon a Schedule 13G filed with the SEC on February 11, 2003 by Dimensional Fund Advisors Inc. (“DFA”). DFA, a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, DFA possesses voting and/or investment power over such shares, and may be deemed to be the beneficial owner of such shares. DFA disclaims beneficial ownership of such shares. Schedule 13G provides information only as of December 31, 2002 and, consequently, DFA’s beneficial ownership of Avigen’s common stock may have changed between December 31, 2002 and March 15, 2003.

(14)	Represents 1,137,290 shares held by Pictet Funds-BIOTECH and 45,536 shares issuable upon exercise of warrants held by Pictet Funds-BIOTECH. Pictet Gestion (Luxembourg) S.A. is the fund manager for Pictet Funds-BIOTECH and, as such, may be deemed to beneficially own the shares held by the fund.

(15)	Represents shares held by Adage Capital Partners, L.P. (“ACP”) as of January 31, 2003. Adage Capital Partners GP, L.L.C. (“ACPGP”) is a general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is a managing member of ACPGP. Phillip Gross and Robert Atchinson are the managing members of ACPGP and ACA, and are general partners of ACP. As such, each of Messrs. Gross and Atchinson, ACA and ACPGP have shared voting and investment power with respect to the shares held by ACP, and may be deemed to beneficially own these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Avigen’s directors and executive officers, and persons who own more than ten percent of a registered class of Avigen’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Avigen. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish Avigen with copies of all Section 16(a) forms they file.

     To Avigen’s knowledge, based solely on a review of the copies of such reports furnished to Avigen and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

  Mr. Paulson failed to file one report to include the indirect shareholdings of his spouse. This omission was corrected by the reporting of these shares in his year-end Form 5.

  Dr. Chahine timely filed his year-end Form 5, but inadvertently did not include in that report the total number of his direct shareholdings at December 31, 2002. This omission was corrected by the reporting of these shares on an amended Form 5 for the same period.

EXECUTIVE COMPENSATION

Compensation of Directors

     Each of Avigen’s non-employee directors receives a quarterly retainer of $3,000 (plus $500 for each committee meeting attended by committee members). In the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $64,500. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Avigen’s policy.

     Each of Avigen’s non-employee directors also receives stock option grants under Avigen’s 1996 Non-Employee Directors’ Stock Option Plan (which is referred to as the “Directors’ Plan”). Only non-employee directors of Avigen or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by Avigen not to qualify as incentive stock options under the Internal Revenue Code.

     Option grants under the Directors’ Plan are non-discretionary. On the date of the Annual Meeting of Stockholders each year, each member of the Board who is not an employee of Avigen and has served as a non-employee director since the previous year’s Annual Meeting of Stockholders is automatically granted under the Directors’ Plan, without any further action by Avigen, the Board or the stockholders of Avigen, an option to purchase 10,000 shares of common stock of Avigen. If the non-employee director has not served as a director since the previous year’s Annual Meeting of Stockholders he or she shall be automatically granted an option to purchase the number of shares of Avigen’s common stock (rounded up to the nearest whole share) determined by multiplying 10,000 shares by a fraction, the numerator of which is the number of days the person continuously has been a non-employee director as of the date of such grant and the denominator of which is 365. Each director who is elected for the first time to be a non-employee director of Avigen is automatically granted under the Directors’ Plan, without any further action by Avigen, the Board or the stockholders of Avigen, an option to purchase 15,000 shares upon the date of initial election to the Board whether by the Board or stockholders of Avigen. No other options may be granted at any other time under the Directors’ Plan.

     The exercise price of options granted under the Directors’ Plan is equal to 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors’ Plan may not be exercised until the date upon which such optionee, or the affiliate of such optionee, as the case may be, has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option shall become exercisable as to 33% of the option shares, 34% of the option shares shall become exercisable two years after the date of grant, and 33% of the option shares shall become exercisable three years after the date of grant, in accordance with its terms. The term of options granted under the Directors’ Plan is ten years. The Directors’ Plan will terminate in March 2006, unless earlier terminated by the Board.

     In the event of a merger, consolidation, reorganization, dissolution, liquidation, sale of substantially all of the assets of Avigen, or certain other changes in the beneficial ownership of Avigen’s securities representing at least 50% change of such ownership, the options outstanding under the Directors’ Plan will automatically become fully vested and exercisable, and will terminate if not exercised prior to such event.

     During the last fiscal year, Avigen made five grants of options to the group of non-employee directors of Avigen then in office (Drs. Horovitz, Iwaki, Prendergast and Vapnek). Each of Drs. Horovitz, Iwaki and Prendergast received options covering 10,000 shares at an exercise price per share of $9.43, the fair market value of such common stock on the date of grant. Dr. Vapnek received options covering 15,000 and 2,383 shares at an exercise price per share of $8.25 and $9.43, respectively, the fair market value of such common stock on each date of grant. As of March 15, 2003, options to purchase 20,000 shares had been exercised under the Directors’ Plan.

     During the fiscal year ended December 31, 2002, Avigen paid Dr. Iwaki a total of $6,000 plus expenses in connection with his representation of Avigen at certain scientific conferences and business meetings.

Compensation of Executive Officers

Summary of Compensation

     The following table shows for the calendar years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, Avigen’s Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002 (the “Named Executive Officers”). Commensurate with Avigen’s practice prior to the change in Avigen’s fiscal year end from June 30 to December 31, the salary and bonus components of the Named Executive Officers’ compensation are determined based upon a twelve month period ended June 30 of each year. Salary and bonus information reflects salary and bonus actually earned during the year, treating the bonus as having been earned ratably over the twelve months ending with the applicable month of June. Stock option awards are reported in the calendar year in which granted.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Calendar Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (1)

John Monahan, Ph.D.	2002	344,850	—	50,000	2,175
President and Chief Executive Officer	2001	315,000	100,000	150,000	2,175
	2000	275,000	175,254	150,000	2,155
Kenneth G. Chahine, Ph.D.	2002	241,075	—	37,500	1,911
Vice President, Business Development,	2001	197,750	50,000	100,000	1,911
and Chief Operating Officer	2000	157,500	87,754	100,000	1,467
Thomas J. Paulson	2002	234,135	—	37,500	7,005	(2)
Vice President, Finance,	2001	217,560	50,000	100,000	7,005	(2)
and Chief Financial Officer	2000	195,000	87,754	100,000	6,874	(2)
Alan McClelland, Ph.D. (3)	2002	239,367	—	37,500	1,911
Vice President, Research and Development	2001	220,080	50,000	100,000	1,911
	2000	200,000	87,754	100,000	1,833
Frederick A. Johnson, Ph.D. (4)	2002	206,154	—	15,000	1,911
Vice President, Operations	2001	175,150	20,000	75,000	1,905
	2000	127,575	30,254	25,000	1,101

(1)	Except as otherwise indicated, represents insurance premiums paid by Avigen with respect to term life insurance for the benefit of the named executive.
(2)	$5,094 represents insurance premiums paid by Avigen with respect to long term disability insurance for each of the calendar years ended December 31, 2000, 2001 and 2002.
(3)	Dr. McClelland became Vice President, Research and Development in April 1999, and resigned from Avigen in February 2003.
(4)	Dr. Johnson became Vice President, Operations in July 2000, and resigned from Avigen in February 2003.

Stock Option Grants And Exercises

     The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, each of the Named Executive Officers. All options were granted pursuant to Avigen’s 2000 Equity Incentive Plan.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Individual Grants

Name	Number of Securities Underlying Options Granted (#) (2)	% of Total Options Granted to Employees in Fiscal year (3)	Exercise or Base Price ($/Sh)	Expiration Date

					5% ($)	10% ($)

John Monahan, Ph.D.	50,000	5.81%	$8.525	7/1/12	$268,066	$679,333
Kenneth G. Chahine, Ph.D.	37,500	4.36%	$8.525	7/1/12	$201,050	$509,500
Thomas J. Paulson	37,500	4.36%	$8.525	7/1/12	$201,050	$509,500
Alan McClelland, Ph.D. (4)	37,500	4.36%	$8.525	7/1/12	$201,050	$509,500
Frederick A. Johnson, Ph.D. (5)	15,000	1.74%	$8.525	7/1/12	$80,420	$203,800

(1)	The potential realizable value is based on the term of the option at the time of grant (10 years). Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term.

(2)	Options granted become exercisable at the rate of 6.25% of the shares subject to the option each quarter for four years. The options expire 10 years from the date of grant, or earlier upon termination of employment. The exercise price per share was equal to the fair market value of Avigen’s common stock on the date of grant.

(3)	Based on 860,917 options granted to employees of Avigen during the fiscal year ended December 31, 2002.
(4)	Dr. McClelland resigned from Avigen in February 2003.
(5)	Dr. Johnson resigned from Avigen in February 2003.

Aggregated Option Exercises in Last Fiscal Year (“FY-End”) and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End	Value of Unexercised In-the-Money Options at FY-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable (1)	Exercisable/ Unexercisable (2)

John Monahan, Ph.D.	—	—	207,500/225,000	93,872/3,141
Kenneth G. Chahine, Ph.D.	7,500	59,250	137,810/154,690	4,763/1,099
Thomas J. Paulson	—	—	179,013/153,283	171,800/1,884
Alan McClelland, Ph.D. (3)	—	—	134,842/162,658	—/—
Frederick A. Johnson, Ph.D. (4)	—	—	58,592/78,908	55,502/785

(1)	Reflects shares vested and unvested at December 31, 2002.
(2)	Fair market value of Avigen’s common stock at December 31, 2002 ($5.71) minus the exercise price of the options.
(3)	Dr. McClelland resigned from Avigen in February 2003.
(4)	Dr. Johnson resigned from Avigen in February 2003.

Employment, Severance and Change of Control Agreements

     In August 1992, Avigen entered into an employment agreement with John Monahan, Avigen’s President and Chief Executive Officer. The employment agreement provides for, among other items: (i) a minimum base salary of at least $150,000 per year and (ii) severance payments and benefits at the standard compensation rate for 12 months or until new employment in the gene therapy field is commenced, unless termination is for just cause. The employment agreement automatically renews for successive one year periods unless 30 days’ prior written notice is provided by either party or unless terminated by either party for just cause.

     In August 1996, Avigen entered into an employment agreement with Thomas J. Paulson, Avigen’s Vice President, Finance and Chief Financial Officer. The employment agreement provides for, among other items: (i) a minimum base salary of $160,000 and (ii) an option to purchase 100,000 shares of Avigen’s common stock at a price and vesting schedule to be determined by the Board.

     Avigen has established a Management Transition Plan. Under this plan, all executive officers and certain non-officers of Avigen will receive salary and benefits under certain change of ownership situations. Officers will receive up to 18 months of salary and benefits continuation if terminated within 18 months following a “Change in Control” as defined in the Management Transition Plan.

     Avigen entered into severance agreements with Frederick A. Johnson and Alan McClelland in connection with their resignations from Avigen in February 2003. Under the terms of the severance agreements, Drs. Johnson and McClelland each received a one time payment equal to six months of their respective full-time base salaries. In addition, the severance agreements provide that the vesting of stock options held by each of Drs. Johnson and McClelland will continue for six months after their respective resignation dates and the vested portions of such stock options will be exercisable for a period of one year thereafter.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

Compensation Committee Report

     The Compensation Committee of the Board of Directors is currently composed of Drs. Horovitz, Prendergast and Vapnek, none of whom are currently officers or employees of Avigen. The Compensation Committee is responsible for establishing Avigen’s compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

     The primary goal of the compensation program is to align compensation with business objectives and performance. Avigen’s aim is to attract, retain and reward executive officers and other key employees who contribute to the long-term success of Avigen and to motivate those individuals to enhance long-term stockholder value. To establish this relationship between executive compensation and creation of stockholder value, the Board of Directors has adopted a total compensation package comprised of base salary, bonus and stock option awards. Key elements of this philosophy are:

  Avigen pays competitively with biotechnology companies with which Avigen competes for talent.

  Avigen maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

  Avigen provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to Avigen’s business challenges and opportunities as owners and not just as employees.

     Base Salary.The Compensation Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are (1) individual and corporate performance, (2) levels of responsibility, (3) prior experience, (4) breadth of knowledge of the industry and (5) competitive pay practices.

     Bonus.Avigen believes that executive performance may be maximized via a system of annual incentive awards. The actual incentive awards earned depend on the extent to which Avigen and individual performance objectives are achieved. During the fiscal year, the Compensation Committee will review and approve the annual performance objectives for Avigen and the individual officers. Avigen’s objectives consist of operating, strategic and financial goals that are considered to be critical to Avigen’s overall goal: building stockholder value. For the next fiscal year the Board of Directors determined that the primary goals in building stockholder value were:

  understanding, identifying and developing products in the research pipeline as candidates for clinical testing;

  implementing strategies relating to the development of manufacturing capacity for clinical testing;

  establishing strategic corporate collaborations to facilitate product development and provide support for clinical testing; and

  identifying additional potential uses for products which are currently under development.

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Avigen under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

     Long-Term Incentives.Avigen’s long-term incentive program consists of the following plans (the “Plans”) under which Avigen has granted stock options to its executive officers: 1993 Stock Option Plan, 1996 Equity Incentive Plan and 2000 Equity Incentive Plan. Avigen has also granted a “stand-alone” grant outside of the Plans to the Chairman of the Board of Directors of Avigen. The Plans utilize vesting periods (generally four years) to encourage key employees to continue in the employ of Avigen. Through option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options granted under the Plans generally is 100% of fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if Avigen’s common stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the biotechnology industry and Avigen’s philosophy of significantly linking executive compensation with stockholder interests.

Chief Executive Officer Compensation

     The base salary and stock option granted to John Monahan, Avigen’s President and Chief Executive Officer, were determined in accordance with the criteria described in the “Base Salary,” “Bonus” and “Long Term Incentives” sections of this report.

     The determination of Dr. Monahan’s 2002 compensation, including whether to grant stock options or pay a bonus to Dr. Monahan, reflects the Compensation Committee’s subjective assessment of (1) his performance, (2) his skills in relation to other CEOs in Avigen’s industry, (3) the Compensation Committee’s confidence in Dr. Monahan’s ability to lead Avigen’s continued development and (4) the Compensation Committee’s assessment of Avigen’s performance. Considering these factors, the Compensation Committee set Dr. Monahan’s base salary for the twelve-month period ended June 30, 2003 at $359,700 and granted Dr. Monahan a stock option to purchase 50,000 shares of Avigen’s common stock at an exercise price of $8.525 per share, the fair market value of a share of Avigen’s common stock on the date of grant. The Compensation Committee previously set Dr. Monahan’s base salary for the twelve-month period ended June 30, 2002 at $330,000, and, accordingly, Dr. Monahan’s base salary for the fiscal year ended December 31, 2002 was $344,850. The Compensation Committee subjectively concluded that Dr. Monahan had performed well with respect to his individual performance objectives, and was therefore awarded a commensurate base salary increase. However, the Compensation Committee determined not to pay Dr. Monahan a bonus for fiscal 2002 after considering Avigen’s overall strategic progress and fiscal challenges.

Limitation on Deduction of Compensation Paid to Certain Named Executive Officers

     Section 162(m) of the Internal Revenue Code limits Avigen to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain Named Executive Officers (as defined in this proxy statement) in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

     The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. Therefore, the Compensation Committee has not established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.”

COMPENSATION COMMITTEE John K.A. Prendergast, Ph.D., Chairman Zola Horovitz, Ph.D. Daniel Vapnek, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Drs. Horovitz, Prendergast and Vapnek served as members of the Compensation Committee during the fiscal year ended December 31, 2002. Drs. Horovitz and Prendergast served as members of the Compensation Committee throughout the last fiscal year and Dr. Vapnek was appointed as a member of the Compensation Committee in May 2002. Dr. Prendergast was an executive officer of Avigen from December 1992 to 1995.

     None of Avigen’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Avigen’s Board or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON (1)

     The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (i) Avigen’s common stock, (ii) the Nasdaq Stock Market (U.S.) (“Nasdaq”) and (iii) the American Stock Exchange Biotechnology Index (“AMEX Biotech”). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated byreference in any filing of Avigen under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The AMEX Biotechnology Index is calculated using an equal-dollar weighing methodology.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Avigen has entered into indemnity agreements with certain officers and directors which provide, among other things, that Avigen will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Avigen, and otherwise to the fullest extent permitted under Delaware law and Avigen’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are Avigen stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to: Investor Relations, Avigen, Inc., 1301 Harbor Bay Parkway, Alameda, California 94502 or contact our Controller, Andrew Sauter, at (510) 748-7150. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors Thomas J. Paulson Secretary

April 17, 2003

A copy of Avigen’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal ended December 31, 2002 is available without charge upon written request to: Investor Relations, Avigen, Inc., 1301 Harbor Bay Parkway, Alameda, California 94502.

APPENDIX A

AVIGEN, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

ORGANIZATION

     The Audit Committee of the Board of Directors of Avigen, Inc. (the “Company”) shall consist of at least three members of the Board of Directors (the “Board”). The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”); provided, however, that if permitted by the Nasdaq rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the Company to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

  In carrying out these responsibilities, the Audit Committee shall:
  Have sole authority to hire and terminate the independent auditors.

  Negotiate, execute and deliver the engagement letter to be entered into between the Company and the independent auditors, and establish the compensation to be received by the independent auditors.

  Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

  Evaluate on a periodic basis the performance of the independent auditors to be engaged to audit the financial statements of the Company and its divisions and subsidiaries and, if determined by the Audit Committee, replace the independent auditors.

  Receive written statements from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action.

  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

  Review with the independent auditors and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  Review the financial statements contained in the annual report to stockholders with management and the independent auditors, as well as all significant correcting adjustments identified by the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

  Meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

  Have the sole authority to approve the hiring of any employee who is employed by the independent auditor, or has been employed by an independent auditor within the five years prior to the date of determination whether or not to hire such employee.

  Review accounting and financial human resources planning within the Company.

  Review the Management’s Discussion and Analysis section of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for purpose of determining if this section of the Company’s periodic reports adequately disclose any off-balance sheet transactions by the Company, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

  Review the Company’s press releases containing pro forma financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles and adequately disclose how such pro forma information differs from financial information presented in accordance with generally accepted accounting principles.

  Review and approve (to the extent not previously approved by the corporation’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the corporation’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the audit committee.

  Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the Company to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the Company, and to report potential misconduct to the Audit Committee.

  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in its judgment, such retention or investigation is appropriate.

  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

  Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

  Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

AVIGEN, INC. 1301 HARBOR BAY PARKWAY ALAMEDA, CA 94502

TO VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form. Do not return your proxy card if you are voting by Internet.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you. Do not return your proxy card if you are voting by telephone.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avigen, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVIGEN	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVIGEN, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
PROPOSAL 1:	To elect two Class II directors to hold office until the 2006 Annual Meeting of Stockholders.		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
	Nominees:	01) Philip J. Whitcome, Ph.D.	|_|	|_|	|_|
02) John K.A. Prendergast, Ph.D.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.		For	Against	Abstain

PROPOSAL 2:	To ratify selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Avigen's independent auditors for its fiscal year ending December 31, 2003.	|_|	|_|	|_|

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

AVIGEN, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2003

     The undersigned hereby appoints PHILIP J. WHITCOME and THOMAS J. PAULSON, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Avigen, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Avigen, Inc. to be held at the offices of Avigen, Inc., 1301 Harbor Bay Parkway, Alameda, California, on Thursday, May 22, 2003 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.